Execution Version EXCHANGE AGREEMENT This Exchange Agreement (this “Agreement”) is made and entered into on November 6, 2025, by and among NuScale Power Corporation, a Delaware corporation (“NuScale Corp”), NuScale Power, LLC, an Oregon limited liability company (“NuScale LLC,” and collectively with NuScale Corp, “NuScale”), Fluor Corporation, a Delaware corporation (“Fluor Corp”), and Fluor Enterprises, Inc., a California corporation and a wholly-owned subsidiary of Fluor Corp (“Fluor Enterprises” and, collectively with Fluor Corp, “Fluor,” and collectively with NuScale, the “Parties”). RECITALS WHEREAS, pursuant to the Agreement and Plan of Merger, dated December 13, 2021 (as amended, the “Merger Agreement”), by and among Spring Valley Acquisition Corp. (the predecessor to NuScale Corp), Spring Valley Merger Sub, LLC, an Oregon limited liability company, and NuScale LLC, on May 2, 2022, NuScale Corp issued to Fluor Enterprises 125,936,472 shares of Class B common stock, par value $0.0001 per share, of NuScale Corp (“Class B Common Stock”) and NuScale LLC issued to Fluor Enterprises the same number of Class B common units of NuScale LLC (“Class B Units”) in exchange for pre-existing equity which Fluor Enterprises held in NuScale LLC; and WHEREAS, pursuant to the Sixth Amended and Restated Limited Liability Company Agreement of NuScale LLC (the “NuScale LLC Agreement”), each Class B Unit (together with the cancellation of a share of Class B Common Stock) is exchangeable for one share of Class A common stock, par value $0.0001 per share, of NuScale Corp (“Class A Common Stock”) (any such exchange made pursuant to this Agreement is referred to herein as an “Exchange”). NOW, THEREFORE, in consideration of the mutual representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows: 1. Exchange. a. No later than November 8, 2025 (the “Exchange Date”), NuScale hereby agrees that it shall take all action required to exchange all 110,936,472 of the Class B Units (together with the cancellation of the same number of shares of Class B Common Stock) currently owned by Fluor and its controlled Affiliates (collectively, the “Fluor Parties”) into 110,936,472 shares of Class A Common Stock (the “Exchanged Shares”); provided that Fluor or a Fluor Party shall enter into one or more Structured Sale Transactions (as defined below) after the execution of this Agreement having the terms described in Section 3(a)(ii) with respect to all of the Exchanged Shares. The Exchange of the Class B Units into the Exchanged Shares shall be treated as an “Elective Exchange” and made pursuant to Article 11 of the NuScale LLC Agreement (capitalized undefined

2 terms used in this Section 1 shall have the meaning ascribed to them in the NuScale LLC Agreement). b. This Agreement shall constitute Fluor Enterprises’ “Elective Exchange Notice” and NuScale’s acceptance thereof and supersedes any prior “Elective Exchange Notice” that Fluor Enterprises has submitted. c. The “Exchange Consideration” shall be in the form of “Stock Consideration.” d. Delivery of and settlement for the Exchanged Shares shall occur on the Exchange Date, and NuScale shall cause the delivery of all of the Exchanged Shares to be made to Fluor or its applicable controlled Affiliate through the Direct Registration System (“DRS”) of The Depository Trust Company (“DTC”). For the avoidance of doubt, the Exchanged Shares shall be issued without any restrictive legend or other notation restricting transfer under the Securities Act of 1933, as amended, or otherwise. 2. Trading, Sale and Issuance Limitations. a. Fluor Limitations. i. Subject to the exceptions described in Section 3, Fluor hereby agrees that, from (and including) the date of this Agreement through (and including) June 1, 2026, Fluor shall not, and shall cause each of its controlled Affiliates not to, Transfer a number of Exchanged Shares in excess of: 1. 6% of ADTV on any Blackout Date; and 2. 3% of ADTV on any Non-Blackout Date. ii. NuScale hereby acknowledges and agrees that no Fluor Party shall be subject to any trading or other Transfer limitation with respect to any equity securities of NuScale at any time after June 1, 2026. iii. Fluor shall not, and shall cause each of its controlled Affiliates not to, Transfer any Class A Common Stock while any Structured Sale Transaction described in Section 3(a)(ii) remains in effect (other than pursuant to the terms of such Structured Sale Transaction). iv. Except as expressly set forth in this Section 2(a), this Agreement does not impose any limitations on any Fluor Party’s ability to Transfer any shares of Class A Common Stock. v. Following the commencement of any Structured Sale Transaction (as defined below), Fluor shall provide to NuScale, on a bi-weekly basis, a report setting forth the information reported to Fluor by the applicable Dealer with respect to the Dealer’s good faith estimate of the number of

3 shares of Class A Common Stock then attributable to the Structured Sale Transaction (not including any sales or purchases related to the Dealer’s dynamic hedging), which number may be based on Dealer’s modeling for the related transaction, during the trailing two-week period. For the avoidance of doubt, such reports shall not include, and no Fluor Party shall have any obligation to obtain or disclose, any information regarding any Dealer’s hedging or other risk-management activities undertaken in connection with any Structured Sale Transaction. vi. Prior to the execution of this Agreement, Fluor has provided to NuScale a substantially complete form of the documentation for the first Structured Sale Transaction that a Fluor Party will enter into after the date hereof (the “Initial Structured Sale Transaction” and such documentation form, the “Structured Sale Agreement Form”). If Fluor or any Fluor Party enters into a Structured Sale Transaction, Fluor shall, or shall cause such Fluor Party, to enter into and effect the Initial Structured Sale Transaction and use reasonable best efforts to effect any subsequent Structured Sale Transaction on terms that are substantially similar to the Structured Sale Agreement Form; provided that (1) Fluor shall be permitted to make customary or immaterial changes, updates to reflect then-current market conventions or dealer requirements, changes necessary to comply with applicable law, and changes that do not otherwise impact the substance of the transactions contemplated by the Structured Sale Agreement Form; and (2) for the avoidance of doubt, any Structured Sale Transaction shall comply with the requirements and restrictions set forth in Section 3(a)(ii) and such terms or restrictions shall not change or be varied; provided further that Fluor shall not be required to enter into any Structured Sale Transaction, or to execute or perform under the Structured Sale Agreement Form, at any time that any act or omission by NuScale that prevents Fluor from entering into such agreement or consummating the sales contemplated thereby, in which case, during such time, notwithstanding anything else herein Fluor shall be entitled to Transfer Class A Common Stock in accordance with, and subject to the restrictions set forth in, Section 2(a) hereof until such time as Fluor is able to enter into such agreement or consummate sales contemplated thereby. vii. Upon Fluor’s request, NuScale shall enter into a customary issuer agreement (substantially in the form provided by Fluor to NuScale prior to the execution of this Agreement, with such changes thereto reasonably acceptable to NuScale) with the applicable Dealer in connection with any pledge, loan or delivery of shares under a Structured Sale Transaction. viii. The limitations set forth in this Agreement shall not apply to any shares of Class A Common Stock issued upon the conversion of the 463,747 Class B Units held by NuScale Holdings Corp. as of the date of this

4 Agreement, which are being separately converted pursuant to that certain Elective Exchange Notice (as defined in the NuScale LLC Agreement) delivered by NuScale Holdings Corp. to NuScale Power LLC on October 22, 2025; provided that if any such shares of Class A Common Stock issued to NuScale Holdings Corp. are subsequently distributed to another Fluor Party, such shares of Class A Common Stock shall become subject to the limitations set forth in this Agreement. b. NuScale Limitations. i. NuScale hereby agrees that, from (and including) the date of this Agreement until (and including) February 28, 2026: 1. NuScale shall not, directly or indirectly, sell, issue, or offer to sell or issue any Newly Authorized Shares (as defined below) on any Blackout Date; 2. NuScale shall not engage in any underwritten offering, overnight marketed transaction, block trade, private placement or any other direct or indirect issuance or sale of the Newly Authorized Shares except for the issuance, sale or offer of no more than 20 million of the Newly Authorized Shares; provided that NuScale will not issue, sell or offer to sell any such Newly Authorized Shares in any underwritten, registered block trades (including an underwritten, overnight marketed offering) or any “PIPE” transaction sold to third-parties primarily for capital raising purposes. ii. For the avoidance of doubt, the foregoing restrictions shall not apply to any shares of NuScale’s capital stock that are currently authorized but unissued as of the date of this Agreement. iii. Fluor hereby acknowledges and agrees that NuScale shall not be subject to any contractual trading limitation under this Agreement with respect to any equity securities of NuScale at any time after February 28, 2026. c. Definitions. For purposes of this Agreement: i. “ADTV” means, for any trading day, the average daily trading volume of Class A Common Stock as reported by the New York Stock Exchange (and any other principal market on which such shares are then traded) for the 30 calendar days immediately preceding such trading day (unless a different time period is expressly provided in this Agreement). If ADTV for any day is unavailable, ADTV will be determined using the most recent day for which such data is available.

5 ii. “Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act. “Controlled Affiliate” means, with respect to any Person, any Affiliate that is directly or indirectly controlled by such Person. iii. “Blackout Dates” are the date of this Agreement through and including November 10, 2025; January 15, 2026 through and including March 3, 2026; and April 15 through and including May 11, 2026. iv. “Non-Blackout Dates” are November 11, 2025 through and including January 14, 2026; March 4, 2026 through and including April 14, 2026; and May 12, 2026 through and including June 1, 2026. v. “Transfer” means (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of any of the Exchanged Shares or any securities convertible into or exercisable or exchangeable for any of the Exchanged Shares, (b) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to any of the Exchanged Shares or any other shares of Class A Common Stock held or beneficially owned by Fluor, any shares of Class A Common Stock issuable upon the exercise of options to purchase shares of Class A Common Stock held or beneficially owned by Fluor, or any securities convertible into or exercisable or exchangeable for Class A Common Stock held or beneficially owned Fluor (together, as subject to the last sentence of this Section 2, the “Locked-Up Shares”), (c) enter into any swap, forward, option, short sale, future contract or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Locked-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (d) publicly announce any intention to effect any transaction specified in clause (a), (b) or (c). 3. Exceptions to Fluor Daily Volume Limitation. a. The restrictions set forth in Section 2(a) shall not apply to (and the Fluor Parties shall be permitted to consummate each of the following without NuScale’s prior consent): i. the entry by a Fluor Party into any trading plan providing for the sale of shares of Class A Common Stock by Fluor, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act; provided, however, that sales effected under any such plan must comply with Section 2(a);

6 ii. the entry by Fluor into one or more structured sale transactions (including, without limitation, a reverse accelerated share repurchase transaction, variable forward sale, prepaid forward, or other substantially similar derivative transaction) entered into by a Fluor Party with a registered broker-dealer or other financial institution (each, a “Dealer”) pursuant to which (i) Class A Common Stock held by Fluor is sold or otherwise economically transferred to the Dealer at a price or value based on one or more average-price measures of the Class A Common Stock during a specified valuation or averaging period (which may be subject to a floor and cap agreed between Fluor and the Dealer), (ii) no Fluor Party will sell the shares of Class A Common Stock subject to such structured sale transaction in the open market during such averaging period, and (iii) a number of shares of Class A Common Stock equal to the number of shares subject to such transaction will be pledged, loaned, or otherwise delivered to the Dealer as collateral (each, a “Structured Sale Transaction”); provided that (x) at the time of entering into a Structured Sale Transaction, the number of shares of Class A Common Stock underlying any such transaction and any other ongoing Structured Sale Transactions, divided by the aggregate number of trading days during the scheduled term of such transaction, shall not exceed the average of the daily sale limits applicable under Section 2(a) (i.e., six percent of the ADTV during each Blackout Date and three percent of the ADTV during each Non-Blackout Date), assuming that the ADTV for each trading day equals the ADTV for the four calendar weeks immediately preceding commencement of such transaction, and (y) the Structured Sale Transaction documentation shall expressly provide that there will be no acceleration and no final valuation or settlement prior to January 15, 2026. The actual final valuation date may occur earlier in accordance with the terms of the applicable Structured Sale Transaction, but in no event shall any such date occur prior to January 15, 2026. For the avoidance of doubt, the entry by a Fluor Party into any such Structured Sale Transaction, and any related pledge, loan, or transfer of Class A Common Stock to a Dealer (and any related hedging or other transactions by such Dealer in connection therewith), shall not constitute a violation of this Agreement so long as such transaction complies in all material respects with this Section 3(a)(ii) and applicable securities laws; for the avoidance of doubt, any Transfers under this Section 3(a)(ii) shall be aggregated with any other Transfers made by Fluor for the purpose of calculating any limitations in this Section 3(a)(ii) or Section 2(a); iii. any Transfer made pursuant to a liquidation of NuScale Corp, merger of NuScale Corp, stock exchange or other similar transaction by NuScale Corp (provided Fluor shall not voluntarily participate in any such transaction in which the Board of Directors of NuScale Corp (or any authorized committee thereof) recommends against such transaction) which results in all of NuScale Corp’s securityholders exchanging their

7 shares of Class A Common Stock for cash, securities or other property; provided, however, that securities issued to the applicable Fluor Party under any such plan where NuScale is the surviving party will continue to be subject to the restrictions in Section 2(a); iv. any Transfer made solely to NuScale Corp in connection with the reclassification or exchange of all outstanding shares of Class A Common Stock of NuScale Corp; provided, however, that securities issued to the applicable Fluor Party under any such plan will continue to be subject to the restrictions in Section 2(a); v. any Transfer made pursuant to a bona fide third-party tender offer (other than any tender offer in which the Board of Directors of NuScale Corp (or any authorized committee thereof) recommends against such tender) made to all holders of NuScale Corp’s capital stock involving a change of control of NuScale Corp (for purposes hereof, “change of control” shall mean the transfer, sale or other disposition (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock of NuScale Corp if, after such transaction or transactions, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of NuScale Corp (or the surviving entity)); or vi. any Transfer to another wholly-owned subsidiary of Fluor; provided that (1) such subsidiary shall remain a controlled Affiliate of Fluor and shall retain the power to vote or direct voting of the Class A Common Stock Transferred to it until November 18, 2025; (2) such subsidiary shall enter into a joinder to this Agreement agreeing to all restrictions and covenants in this Agreement that any Fluor Parties are subject (including the voting obligations under Section 6 hereof) and (3) for the avoidance of doubt, for the purposes of this Agreement, any shares of Class A Common Stock sold by such subsidiary on any day will be aggregated with any shares of Class A Common Stock sold by all Fluor Parties. 4. Limitation on Knowing Transfers to 10% Holders. Without the prior written consent of NuScale, Fluor shall not, and shall not permit any other Fluor Party to, knowingly Transfer or agree to Transfer any shares of Class A Common Stock (or any securities convertible into or exercisable or exchangeable for Class A Common Stock) to any person or “group” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (in each case, other than to another Fluor Party) that, together with its Affiliates, (a) beneficially owns or has the right to direct the voting of 10% or more of the outstanding voting securities of NuScale, or (b) would, after giving effect to such transfer, beneficially own or have the right to direct the voting of 10% or more of the outstanding voting securities of NuScale (after giving effect to any applicable “blocker” provision in any Structured Sale Transaction or similar agreement described in Section 3(a)(ii)). For purposes of this Section 4, “beneficial ownership” shall be determined in accordance with Rule 13d-3 under the Exchange Act, and references to “voting securities” shall

8 include any securities that are directly or indirectly convertible into or exercisable or exchangeable for voting securities of NuScale. 5. Retained Rights. For the avoidance of any doubt, this Agreement shall not interfere with Fluor’s right to retain all of its rights as a stockholder of NuScale Corp, including to the fullest extent permitted by law the right to vote, and to receive any dividends and distributions in respect of, any NuScale securities as may be held of record or beneficially by Fluor as of the applicable record date. Except as expressly described herein, the Parties agree that this Agreement and the transactions contemplated hereby do not modify, change, amend, or waive any rights that any Party may have, all of which are expressly reserved. 6. Voting Covenant. a. NuScale expects to call one or more special meetings of its stockholders reasonably promptly after the date of this Agreement to approve one or more amendments to its certificate of incorporation solely to increase the number of authorized shares of Class A Common Stock to be in excess of 330,000,000, but not greater than 662,000,000 (each, a “Charter Amendment”). From the date hereof until the earlier of (x) the date that the requisite NuScale stockholders have approved and adopted a Charter Amendment providing that the authorized number of shares of Class A Common Stock equals 662,000,000 and (y) January 1, 2027 (the “Support Period”), Fluor irrevocably and unconditionally agrees that at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of the stockholders of NuScale Corp. (the “NuScale Stockholders”) called by NuScale Corp., and in connection with any written consent of the NuScale Corp. Stockholders, Fluor shall (i) appear at such meeting or otherwise cause all of the shares of Class A Common Stock over which Fluor has the power to vote or direct the voting (including any shares of Class A Common Stock over which such Fluor Affiliate has the power to vote or direct voting) as of the applicable record date (the “Subject Shares”), to be counted as present thereat for purposes of calculating a quorum; and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Subject Shares (x) in favor of the adoption of each Charter Amendment proposal, (y) in favor of any proposal to adjourn or postpone such meeting to a later date if such adjournment or postponement is proposed by or on behalf of the Company or the chairman of the meeting, at such meeting, and (z) against any action that would prevent, impede, interfere with, delay, postpone, or adversely affect the adoption of the Charter Amendment proposal. It is acknowledged and agreed that NuScale may seek to increase the authorized number of shares of Class A Common Stock in excess of 330,000,000 in one or more Charter Amendments and that the obligations of this Section 6 shall apply to each such Charter Amendment so long as such Charter Amendment does not increase the authorized number of shares of Class A Common Stock in excess of 662,000,000. The aggregate additional shares of Class A Common Stock approved pursuant to any Charter Amendment are referred to in this Agreement as the “Newly Authorized Shares.”

9 b. For the avoidance of doubt, the foregoing commitments apply to any Subject Shares held by any trust, limited partnership, limited liability company or other entity directly or indirectly holding Subject Shares for which Fluor serves as a partner, stockholder, trustee or in a similar capacity so long as, and to the extent, Fluor exercises voting control over such Subject Shares. Fluor represents, covenants and agrees that, (i) except for this Agreement, it has not entered into, and shall not enter into during the Support Period, any commitment, agreement, understanding or other similar arrangement with any person to vote or give instructions in any manner with respect to any Subject Shares, including any voting agreement or voting trust and (ii) except as expressly set forth herein or with respect to routine matters at an annual meeting of the NuScale Stockholders, it has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to any Subject Shares. Fluor agrees not to enter into, and to cause NuScale Holdings Corp. and any of its other Affiliates not to enter into, any commitment, agreement, understanding or other arrangement with any person the primary intent of which is to frustrate the intent of the provisions of this Section 6. In furtherance and not in limitation of the foregoing, but only in the event and in each case that Fluor fails to be counted as present or fails to vote all of the Subject Shares in accordance with this Agreement, Fluor hereby appoints R. Ramsey Hamady, for so long as he/she serves as Chief Financial Officer of NuScale Corp, or any other person acting as Chief Financial Officer of NuScale Corp and any designee thereof, and each of them individually, its proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent (and to instruct nominees or record holders to vote or act by written consent) during the Support Period with respect to any and all of such Subject Shares in accordance with this Section. This proxy and power of attorney are given to secure the performance of the duties of Fluor under this Agreement. Fluor hereby agrees that this proxy and power of attorney granted by Fluor shall be irrevocable through the Support Period, and shall be deemed to be coupled with an interest sufficient under applicable law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Fluor with respect to any Subject Shares regarding the matters set forth in this Section. The power of attorney granted by Fluor herein is a durable power of attorney and shall survive the bankruptcy, death or incapacity of Fluor. c. Fluor represents and warrants to NuScale that immediately following the consummation of the exchange contemplated by Section 1 of this Agreement: (i) Fluor Enterprises will own beneficially and of record, and has the power to vote or direct the voting of, 110,936,472 shares of Class A Common Stock, which constitute all of the Subject Shares as of such date; and (ii) Fluor Enterprises owns beneficially and of record the Subject Shares, free and clear of any proxy, voting restriction, adverse claim or other encumbrance (other than any restrictions under applicable federal or state securities laws). 7. Other Agreements.

10 a. Amendment to Tax Receivable Agreement. Concurrently with the execution of this Agreement, Fluor, NuScale Corp and NuScale LLC shall execute an amendment to that certain Tax Receivable Agreement, dated as of May 2, 2022, by and among NuScale Corp, NuScale LLC, the TRA Holders (as defined therein), and the TRA Representative (as defined therein), in the form attached hereto as Exhibit A. b. Release. Concurrently with the execution of this Agreement, Fluor, NuScale Corp and NuScale LLC shall execute a release agreement with respect to certain litigation and commercial matters. c. Amendment to Exclusivity. Fluor agrees not to assert that any provision of the Exclusivity Agreement, dated as of September 30, 2011 (as amended, the “Exclusivity Agreement”), among NuScale LLC, NuScale Holdings Corp. and Fluor applies in circumstances where NuScale’s client is ENTRA1 Holdings LLC, ENTRA1 Energy LLC (“ENTRA1”), any of ENTRA1’s direct or indirect subsidiaries or other affiliates, or any joint venture between ENTRA1 and NuScale LLC, or any of their respective assigns or successor (the “ENTRA1 Clients”). The Parties hereby amend the Exclusivity Agreement as follows: (i) the performance by NuScale, or any of its direct or indirect subsidiaries or controlled affiliates, of their obligations under the Strategic Alliance Agreement, dated as of May 7, 2025, between NuScale LLC and ENTRA1 will not conflict with any provision of the Exclusivity Agreement with respect to any Fluor Party (or any assignee of any Fluor Party pursuant to an assignment effected on or after the date of this Agreement), it being understood that nothing in such amendment shall limit or impair the rights (if any) of any third party unaffiliated with Fluor or modify or limit any other exclusivity rights of Fluor under the Exclusivity Agreement other than as expressly set forth herein, and (ii) to the extent within NuScale’s reasonable control, for any project where an ENTRA1 Client is the client, Fluor shall have the right to bid on engineering, procurement, project management, or any other services typically performed by Fluor or its direct competitors as part of the development and execution of a project; provided, however, that (i) Fluor shall only have the right to bid on services that it is competitively providing in the market at that time and (ii) it is understood and acknowledged that the ENTRA1 Client shall make award decisions in its absolute and sole discretion (the “Amendment”). Other than as expressly set forth in the Amendment, the Exclusivity Agreement shall remain in effect. For the avoidance of doubt, nothing in the Amendment shall affect any right of any party besides Fluor and NuScale and their respective affiliates or under any agreement other than the Exclusivity Agreement. 8. Public Announcements. The Parties shall cooperate in the preparation of a joint communications package regarding the transactions contemplated by this Agreement. The initial press release and any other accompanying initial public announcement or filing describing such transactions shall be subject to prior review and mutual agreement of Fluor and NuScale. 9. Termination of Prior Exchange and Lock-Up Agreement. Each Party hereby agrees that this Agreement, as of the effective date of this Agreement, supersedes any and all

11 obligations under that certain Exchange and Lock-Up Agreement, dated as of July 31, 2025 (the “Prior Exchange Agreement”), by and among NuScale and Fluor Enterprises, and, as of the effective date of this Agreement, the Prior Exchange Agreement is hereby terminated in full. 10. Entire Agreement; Amendment. This Agreement constitutes the entire agreement and understanding of the Parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the Parties. No amendment that would affect any right, release, or benefit of any of ENTRA1 or its affiliates shall be effective without the prior written consent of ENTRA1. 11. Assignment. No Party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other Parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on each Party and each of its respective successors, heirs and assigns and permitted transferees. 12. Governing Law and Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Parties hereto (a) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the Court of Chancery of the State of Delaware, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (b) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum. 13. Remedies Cumulative. In the event that any Party fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the other Parties may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise. 14. Notices. All notices or other communications required or permitted to be given by any Party to any other Party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to Fluor, shall be delivered to Fluor Corporation, 6700 Las Colinas Blvd., Irving, Texas 75039, Attention: Kevin Hammonds, John Regan and Mitch Stone, emails: kevin.hammonds@fluor.com, john.regan@fluor.com, and mitchell.stone@fluor.com, with a copy to Gibson, Dunn & Crutcher LLP, 200 Park Avenue,

12 New York, New York 10166, Attention: Andrew L. Fabens and Jonathan Whalen, emails: JWhalen@gibsondunn.com and AFabens@gibsondunn.com; or if sent to NuScale, shall be delivered to NuScale Power Corporation, 1100 NE Circle Blvd., Suite 200, Corvallis, Oregon 97330, Attention: James D. Canafax, Misha Goloborodko and Aurelian Bukatko, emails: jcanafax@nuscalepower.com, mgoloborodko@nuscalepower.com, and abukatko@nuscalepower.com, with a copy to O’Melveny & Myers LLP, Two Embarcadero Center, 28th Floor, San Francisco, California 94111, Attention: C. Brophy Christensen and David Ni, email: bchristensen@omm.com and dni@omm.com. Each Party to this Agreement may change such address for notices by sending to the Parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given, if sent by e-mail, on the business day on which receipt is confirmed by the individual to whom the notice is sent, other than via auto-reply. 15. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by email, DocuSign or other electronic submission shall be as effective as delivery of a manually signed counterpart of this Agreement. [Signature Page Follows]

[Signature Page to Exchange Agreement] IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above. NuScale Power Corporation By: Name: John L. Hopkins Title: President and Chief Executive Officer NuScale Power, LLC By: Name: John L. Hopkins Title: President

Exhibit A Form of Amendment to Tax Receivable Agreement

Execution Version TAX RECEIVABLE AGREEMENT AMENDMENT This Tax Receivable Agreement Amendment (this “Agreement”) is entered into as of November 6, 2025, by and among NuScale Power Corp., a Delaware corporation (NuScale Power Corp., together with each of its Subsidiaries that is classified as a corporation for U.S. federal income tax purposes, and each successor thereto, the “Corporation”), NuScale Power, LLC, an Oregon limited liability company that is classified as a partnership for U.S. federal income tax purposes (the “Company”), and Fluor Enterprises, Inc., a California corporation (“Fluor Enterprises” and, together with the Corporation and the Company, the “Parties”). Unless otherwise specifically defined herein, each capitalized term used herein but not otherwise defined herein shall have the meaning assigned to such term in the TRA (as defined below). RECITALS WHEREAS, the Corporation, the Company, Fluor Enterprises and the other TRA Holders entered into that certain Tax Receivable Agreement, dated as of May 2, 2022 (the “TRA”); WHEREAS, concurrently with the execution of this Agreement, the Parties are entering into that certain Exchange Agreement, dated as of November 6, 2025 (the “Exchange Agreement”), which contemplates, among other matters, the exchange of 100% of the Class B Units of the Company (and the retirement of shares of Class B Common Stock of the Corporation) held by Fluor Enterprises into shares of Class A Common Stock of the Corporation; WHEREAS, in connection with the transactions contemplated by the Exchange Agreement, the Parties desire to amend the TRA to modify the calculation of the Net Tax Benefit solely with respect to payments due under the TRA to Controlled Affiliates of Fluor Corporation, a Delaware corporation (“Fluor”), including Fluor Enterprises; WHEREAS, pursuant to Section 6.07(b)(i) of the TRA, the TRA may be amended with the written consent of the Corporation, the Company and the TRA Holders who would be entitled to receive at least two-thirds of the Early Termination Payments payable to all TRA Holders (as determined by the Corporation) if the Corporation had exercised its right of early termination under Section 3.01(a) of the TRA on the date of the most recent Exchange prior to such amendment (excluding, for purposes of this sentence, all payments made to any TRA Holder pursuant to this Agreement since the date of such most recent Exchange) (such TRA Holders, the “Supermajority TRA Holders”); and WHEREAS, Fluor Enterprises constitutes the Supermajority TRA Holders under the TRA as of the date hereof. NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties hereby agree as follows: 1. Definitions; References. This Agreement shall constitute an amendment of the TRA. To the extent there is a conflict or inconsistency between the terms of this Agreement and the terms of the TRA (prior to giving effect to this Agreement), this Agreement shall

2 govern. For purposes of this Amendment, the following term shall have the following meaning: a. “Controlled Affiliate” means, with respect to Fluor, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Fluor, where “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. 2. Amendment to Calculation of Payments to Fluor. The Parties hereby agree that, notwithstanding any provision of the TRA to the contrary, solely for the purpose of calculating any Tax Benefit Payment or any other payment payable under the TRA to Fluor or any of its Controlled Affiliates, the percentage “85%” as used in the definition of “Net Tax Benefit” in the TRA and Section 6.09(a) of the TRA shall be deemed to be “42.5%”. For the avoidance of doubt, the percentage “85%” as used in the definition of “Net Tax Benefit” shall continue to apply for purposes of calculating any and all payments payable to any TRA Holder that is not Fluor or one of its Controlled Affiliates. 3. Representations and Warranties of the Corporation and the Company. The Corporation and the Company each represents and warrants to Fluor Enterprises as follows (which representations and warranties shall survive until the expiration of the applicable statute of limitations): a. Authorization of Transaction. Each of the Corporation and the Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by each of the Corporation and the Company of this Agreement and the performance by each of the Corporation and the Company of this Agreement and the consummation by each of the Corporation and the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or limited liability company action on the part of the Corporation and the Company, respectively. This Agreement has been duly and validly executed and delivered by each of the Corporation and the Company and constitutes a valid and binding obligation of each of the Corporation and the Company, enforceable against each of the Corporation and the Company in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, or similar laws, legal requirements and judicial decisions from time to time in effect which affect creditors’ rights generally. b. Non-contravention. Neither the execution and delivery by the Corporation or the Company of this Agreement, nor the consummation by the Corporation or the Company of the transactions contemplated hereby, will (i) conflict with or violate any provision of the organizational documents of the Corporation or the Company, (ii) require on the part of the Corporation or the Company any notice to or filing

3 with, or any permit, authorization, consent or approval of, any governmental entity or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Corporation or the Company or any of its properties or assets. c. No Additional Representations. The Corporation and the Company each acknowledges that no person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Fluor Enterprises furnished or made available to the Corporation or the Company and its representatives, except as expressly set forth in this Agreement or the Exchange Agreement. 4. Representations and Warranties of Fluor Enterprises. Fluor Enterprises warrants to the Corporation and the Company as follows (which representations and warranties shall survive until the expiration of the applicable statute of limitations): a. Authorization of Transaction. Fluor Enterprises has all requisite power and authority (corporate or otherwise) to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Fluor Enterprises of this Agreement and the performance by Fluor Enterprises of this Agreement and the consummation by Fluor Enterprises of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Fluor Enterprises. This Agreement has been duly and validly executed and delivered by Fluor Enterprises and constitutes a valid and binding obligation of Fluor Enterprises, enforceable against Fluor Enterprises in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, or similar laws, legal requirements and judicial decisions from time to time in effect which affect creditors’ rights generally. b. Non-contravention. Neither the execution and delivery by Fluor Enterprises of this Agreement, nor the consummation by Fluor Enterprises of the transactions contemplated hereby, will (i) conflict with or violate any provision of the organizational documents of Fluor Enterprises, (ii) require on the part of Fluor Enterprises any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Fluor Enterprises or any of its properties or assets. c. No Additional Representations. Fluor Enterprises acknowledges that no person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Corporation or the Company furnished or made available to Fluor Enterprises and its representatives, except as expressly set forth in this Agreement or the Exchange Agreement. 5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

4 6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. 7. Entire Agreement. The Exchange Agreement, the TRA (as amended by this Agreement) and this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. [Signature Page Follows]

[Signature Page to Tax Receivable Agreement Amendment] IN WITNESS THEREOF, the undersigned has executed this Agreement as of the day and year first above written. CORPORATION: NuScale Power Corp., a Delaware corporation By: Name: Title: COMPANY: NuScale Power, LLC, an Oregon limited liability company By: Name: Title: FLUOR ENTERPRISES Fluor Enterprises, Inc., a California corporation By: Name: Kevin B. Hammonds Title: Executive Vice President, Chief Legal Officer and Corporate Secretary